CONTACT:

Company:	Craig Dionne, Ph.D., CEO
GenSpera, Inc. (210) 479-8112
Investors:	Paul Henning
Cameron Associates (212) 554-5462
Media:	Deanne Eagle
Planet Communications (917) 837-5866

GENSPERA APPOINTS NANCY JEAN BARNABEI VP FINANCE AND TREASURER

SAN ANTONIO, Texas, August 21, 2012 – GenSpera, Inc. (OTCBB:GNSZ) today announced the appointment of Nancy Jean Barnabei, CPA, to the position Vice President Finance and Treasurer. In this role, Ms. Barnabei will be responsible for fiscal oversight and financial controls of GenSpera’s operations and will serve as the company’s Principal Accounting Officer.

Ms. Barnabei has over 20 years’ experience with both public and private companies in the pharmaceutical industry, in which she played a key role in the transition from fundraising to execution of growth strategies. Most recently, from 2010-2011, she was Chief Financial Officer (CFO) of Corridor Pharmaceuticals, Inc. which acquired Immune Control, Inc., where she served as CFO from 2008-2010.

Previously, she founded Talkeetna Advisors, LLC, in 2005, where she provided services to emerging biotechnology companies, including budget development, long-range financial and operational planning, and accounting and reporting system implementation.

Ms. Barnabei also served as Vice President Finance, Treasurer and CFO of Locus Pharmaceuticals, Inc. from 2000-2004. She earlier served as Controller of Cephalon, Inc., where she was responsible for Securities and Exchange Commission (SEC) reporting, tax strategies, and treasury among other functions. She is a graduate of Northeastern University in Boston, Massachusetts.

“With our company on the cusp of a critical phase of its growth, this is a perfect time for Nancy Jean Barnabei to join GenSpera,” said Craig Dionne, Ph.D., GenSpera’s CEO. “Her experience in developing and implementing operational and financial systems within growing biotech companies will be invaluable in the building of a solid operational foundation for GenSpera and in meeting our growing responsibilities as a public company.”

Nancy Jean Barnabei said, “I am delighted to join GenSpera, who has been progressing on multiple fronts with its potent drug delivery system aimed towards developing cutting-edge cancer therapies. Having worked with biotechnology companies at similar stages of development gives me a clear perspective on GenSpera’s financial and operational needs that will be critical in supporting that progress.”

About GenSpera

GenSpera, Inc. is an oncology company focused on developing therapeutics that have the potential to deliver a potent, unique and patented drug directly to tumors. GenSpera’s technology platform combines a powerful, plant-derived cytotoxin (thapsigargin) with a prodrug delivery system that targets the release of the drug only within the tumor. Unlike standard cancer drugs, thapsigargin has been shown to kill cells independently of their division rate, which may provide an effective approach to kill all fast- and slow-growing cancers and cancer stem cells.

GenSpera has completed a Phase Ia dose-escalation safety and tolerability study with its lead drug candidate, G-202, at the Sidney Kimmel Comprehensive Cancer Center at Johns Hopkins, the University of Wisconsin Carbone Cancer Center, and the Cancer Therapy and Research Center at the University of Texas Health Science Center in San Antonio. The study has continued into a Phase Ib dose refinement study at the same clinical sites. G-202 has been cleared for initiation of a multi-center Phase II trial in patients with chemotherapy-naïve, metastatic castrate-resistant prostate cancer. GenSpera expects to initiate multiple Phase II trials of G-202 in several different types of cancer. The initiation of the Phase II trials at each site is subject to the approval of their respective Institutional Review Boards.

For more information, please visit the Company’s website: www.genspera.com.

Cautionary Statement Regarding Forward Looking Information

This news release may contain forward-looking statements. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of GenSpera’s technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in GenSpera’s periodic reports filed with the Securities and Exchange Commission.

# # #